SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

GLOBETECH ENVIRONMENTAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Proposed maximum aggregate value of transaction:

(4)	Total fee paid:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Filing Party:

(5)	Date Filed:

GLOBETECH ENVIRONMENTAL, INC.
7716 W. Rutter Parkway
Spokane, WA 99208

August 15, 2008

Dear Stockholder:

We cordially invite you to attend our 2008 annual meeting of stockholders, which will be held at 10:00 a.m. on Monday, September 15, 2008 at the Davenport Hotel & Tower, 10 S. Port Street, Spokane, Washington 99201.

At this year’s annual meeting, the agenda will include the election of directors, consideration and voting on a proposal to amend the company’s articles of incorporation to carry out a 1-for-10 reverse stock split, to increase the authorized shares of common stock following the reverse stock split, to authorize the issuance of preferred stock and to restate the articles of incorporation as so amended, the ratification of the selection of our independent registered public accounting firm for fiscal 2008 and the transaction of such other business as may properly come before the meeting or any adjournment thereof.  Please refer to the enclosed proxy statement for detailed information on each of these proposals and other important information about Globetech Environmental, Inc.

We hope you will be able to attend the annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please complete, sign and return your proxy, or vote by telephone or via the Internet according to the instructions on the proxy card, so that your shares will be voted at the annual meeting.

Sincerely,

/s/ Theodor Hennig Theodor Hennig, C.A., C.P.A. Secretary

GLOBETECH ENVIRONMENTAL, INC.
7716 W. Rutter Parkway
Spokane, WA 99208

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
 SEPTEMBER 15, 2008

Dear Stockholder:

The annual meeting of stockholders of Globetech Environmental, Inc. will be held at 10:00 a.m. on Monday, September 15, 2008 at the Davenport Hotel & Tower, 10 S. Port Street, Spokane, Washington 99201.  The purpose of the annual meeting is to:

1.  Elect four directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.  Approve an amendment to our articles of incorporation to carry out a 1-for-10 reverse split of our common stock, to increase the number of authorized shares of common stock following the reverse stock split, to authorize a class of preferred stock and to restate the articles of incorporation as so amended.

3.  Ratify the selection of Child, Van Wagoner & Bradshaw, PLLC as our independent registered public accounting firm for the 2008 fiscal year.

4.  Transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on August 15, 2008 will be entitled to vote at the annual meeting and any and all adjourned sessions thereof. Our stock transfer books will remain open.

To ensure that your vote is recorded promptly, please vote as soon as possible. If you are a stockholder of record, please complete, sign and mail the proxy card in the enclosed postage-paid envelope. If your shares are held in “street name”, that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

/s/ Theodor Hennig Theodor Hennig, C.A., C.P.A. Secretary

Spokane, Washington
August 15, 2008

GLOBETECH ENVIRONMENTAL, INC.
7716 W. Rutter Parkway
Spokane, WA 99208

PROXY STATEMENT

Our board of directors is soliciting your proxy for the annual meeting of stockholders to be held at the Davenport Hotel & Tower, 10 S. Port Street, Spokane, Washington 99201, on Monday, September 15, 2008 at 10:00 a.m. and at any and all adjourned sessions of the annual meeting.

We are mailing our annual report for the fiscal year ended December 31, 2007, to our stockholders with this notice and proxy statement (including the form of proxy) on or about August 20, 2008.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on August 15, 2008 will be entitled to vote at the annual meeting. At the close of business on August 15, 2008, we had 82,013,265 shares of common stock issued and outstanding.

A majority of the outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a “quorum.” A stockholder's shares are counted as present at the meeting if the stockholder is present at the meeting and votes in person or a proxy card has been properly submitted by the stockholder or on the stockholder's behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

“Broker non-votes” are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner.

Voting Your Shares and Votes Required

Your vote is very important. If you do not vote your shares, you will not have an impact with respect to the issues to be voted on at this annual meeting. In addition, banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals without your specific voting instructions.

The holders of all outstanding shares of common stock are entitled to one vote for each share of common stock registered in their names on the books of our company at the close of business on the record date.

In order to be elected as directors, each of the nominees for director must receive a plurality of the votes cast at the annual meeting. Approval of the proposed ratification of the selection of Child, Van Wagoner & Bradshaw, PLLC as our independent registered public accounting firm for the 2008 fiscal year will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the annual meeting. Approval of the proposed amendment to our articles of incorporation will require the affirmative vote of a majority of all shares outstanding.

For purposes of determining the outcome of any matter, shares represented in person or by proxy at the meeting but abstaining from voting on a particular proposal and “broker non-votes” will each be treated as not present and not entitled to vote with respect to that matter, even though the shares of common stock are considered entitled to vote for the purposes of determining a quorum and may be entitled to vote on other matters. Therefore, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment of our articles of incorporation.

Submitting Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the director nominees;

•	FOR the amendments to our articles of incorporation; and

•	FOR the ratification of the selection of Child, Van Wagoner & Bradshaw, PLLC as our registered public accounting firm.

To ensure that your vote is recorded promptly, please vote as soon as possible.  To vote by proxy, please complete, sign and mail the proxy card in the enclosed postage-paid envelope.

Stockholders that attend the annual meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the annual meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the annual meeting.

Revoking or Changing Your Proxy

You may revoke or change your proxy at any time before it is voted. For a stockholder “of record”, meaning one whose shares are registered in his or her own name, to revoke or change a proxy, the stockholder may follow one of the procedures listed below.

•	submit another properly signed proxy, which bears a later date;

•	deliver a written revocation to our corporate secretary; or

•	attend the annual meeting or any adjourned session thereof and vote in person.

If you are a beneficial owner of our common stock, and not the stockholder of record (for example your common stock is registered in “street name” with a brokerage firm), you must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke or change a proxy. You should contact the stockholder of record directly for more information on these procedures.

Other Information

We will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may solicit proxies personally or by telephone, e-mail or other means.

Our Annual Report on Form 10-KSB for the year ended December 31, 2007, which is not part of the proxy soliciting materials, is included with this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of August 15, 2008 by:

•	each person or group known by us to beneficially own more than 5% of our outstanding common stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” below; and

•	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of August 15, 2008 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after August 15, 2008 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of August 15, 2008, there were 82,013,265 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
Donald Sampson*(1)	11,568,157	(2)	13.9%

Theodor Hennig*(3)	12,020,894	(4)	13.9%

Donald Getty*(5)	2,725,000	(6)	3.3%

Hans-Eberhardt Frenzel*	748,630	(7)	0.9%

All directors and executive officers as a group (4 persons)	27,062,681	(8)	30.1%

*	Director of our company
(1)	Address is 7716 W. Rutter Pkwy, Spokane, WA 99208.
(2)	Includes 39,500 shares of common stock held by members of Mr. Sampson’s family and 1,350,000 shares underlying stock options.
(3)	Address is 70 Signature Heights S.W., Calgary, Alberta, Canada.
(4)	Includes 1,368,476 shares of common stock and 1,368,476 shares underlying warrants held by Mr. Hennig’s spouse and 3,350,000 shares underlying stock options held by Mr. Hennig.
(5)	All shares held are registered in the name of Sunnybank Investment Ltd.
(6)	Includes 1,679,688 shares of common stock underlying stock options.
(7)	Includes 250,000 shares of common stock underlying stock options.
(8)
Includes 7,998,164 shares of common stock underlying stock options and warrants that may be exercised by directors and executive officers, or deemed to be held by directors or executive officers, within 60 days of August 15, 2008.

PROPOSAL 1
ELECTION OF DIRECTORS

The first proposal to be voted on is the election of four directors.  The board’s nominees are Donald Sampson, Theodor Hennig, Donald Getty and Hans-Eberhardt Frenzel.  Each of the nominees is currently serving as a director of the Company.  If elected, each of the nominees will serve a one-year term and will be subject to reelection next year along with the other directors.

Biographical information about each of the nominees is included below.  There are no family relationships among any of our directors, nominees for director and executive officers.

The board of directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director if elected.  If a nominee becomes unable or unwilling to accept nomination or election, the board will either select a substitute nominee or will reduce the size of the board.  If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

In accordance with the company’s bylaws, directors are elected by a plurality vote of shares represented and entitled to vote at the meeting.  That means the four nominees will be elected if they receive more affirmative votes than any other nominees.

Director Nominees

Donald Sampson Age: 57 Director since 2005
Mr. Sampson has served as our President since March 2005 and as a director since February 2005. From 1999 to 2005, Mr. Sampson was President of Process Engineers & Equipment Corporation of Spokane, Washington. Mr. Sampson served as Vice President – International Business Development and Engineering for Stericycle, Inc., the largest international medical waste treatment operator, from February 2000 until February 2005. From 1992 until its sale to Stericycle in 2000, Mr. Sampson served as a partner of Medical Resource Recycling Systems, a medical waste treatment company. Mr. Sampson holds a degree in engineering from the University of Michigan and is a senior member of the Instrument Society of America and the Plastics Society of America.

Theodor Hennig Age: 52 Director since 2005
Mr. Hennig has served as our Chief Financial Officer and as a director since September 2005. Previously, from May 2004 to September 2005, Mr. Hennig served as Chief Financial Officer of Alpine Environmental Inc, an environmental consulting and service company. Mr. Hennig was President of Theodor Hennig Professional Corporation in 2002 and 2003 and provided tax and consulting advice to a variety of private and public companies. Mr. Hennig holds an Honours Economics degree from the University of Waterloo and obtained his Chartered Accountant designation in Alberta in 1984. Mr. Hennig obtained his C.P.A. designation in March of 2008.

Donald Getty Age: 74 Director since 2004
Mr. Getty has served as our Chairman since December 2004.  Mr. Getty is an investor and retired businessman, politician and athlete. Over a more than 20-year career in politics, ending in 1992, Mr. Getty served in numerous elective and appointed local, provincial and federal offices in Canada, including serving two terms as Premier of Alberta as well as service as a member of the legislative assembly of Alberta, Energy Minister and Minister of Federal and Intergovernmental Affairs. Mr. Getty founded and served as President of D. Getty Investments, Limited, served as Chairman and Chief Executive Officer of Nortek Energy Corporation from 1981 to 1985 and has served as a director of numerous companies, including Alberta Gas and Ethylene Company Limited, Brinco Corporation, the Nova Corporation of Alberta, Northern Life Assurance Company of Canada, Novacor Chemicals Limited, Pacific Copper Mines Limited, Placer Development Limited, Pacific Trans-Ocean Resources Limited, and the Royal Bank of Canada. Mr. Getty received his BA degree (with honors) in Business Administration from the University of Western Ontario and played ten years as quarterback of the Edmonton Eskimos of the Canadian Football League.

Hans-Eberhardt Frenzel Age: 61 Director since 2006
Mr. Frenzel has served as a director and consultant to our company since April 2006.  Mr. Frenzel served as a principal and managing director of Logmed Technologie GmbH from March 2004 until our acquisition of Logmed Technologie in March 2006. Prior to joining Logmed Technologie, Mr. Frenzel served in various management capacities for Lufthansa Airlines for more than 15 years.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

In considering your vote with respect to the election of directors pursuant to Proposal 1, you should consider the discussions of “Executive Compensation” and “Corporate Governance” and the other discussions contained in this Proxy Statement.

PROPOSAL 2
AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FOLLOWING THE REVERSE STOCK SPLIT, TO THE AUTHORIZE A CLASS OF PREFERRED STOCK AND TO RESTATE THE ARTICLES OF INCORPORATION AS SO AMENDED

Our restated articles of incorporation, as currently in effect (the “Articles”), provides that we are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value.  At August 15, 2008, we had issued and outstanding 82,013,266 shares of common stock.

On August 8, 2008, our board of directors (the “Board”) authorized an amendment to the Articles to (1) effect a 1-for-10 reverse stock split (the “Reverse Stock Split”), (2) increase the authorized shares of common stock following the Reverse Stock Split to 20,000,000 shares, (3) authorize the issuance of up to 2,000,000 shares of a class of preferred stock; and (4) restate the Articles as so amended.  The stockholders are being asked to approve at the Annual Meeting such amendment to, and restatement of, the Articles.  As proposed to be amended and restated, the Articles will read in full as set forth in Appendix A attached hereto.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board believes that the Reverse Stock Split could, among other things, (i) create a trading market in our common stock that would allow greater interest than was possible with the previous low share price, (ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities, (iii) better enable the Company to raise funds to finance its operations and possible acquisitions, and (iv) facilitate a possible future listing of our common stock on a stock exchange.

The closing sale price of our common stock on the OTCBB on July 31, 2008 was $0.04 per share.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from a Reverse Stock Split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

Furthermore, the Board believes that the Reverse Stock Split would facilitate the Company’s efforts to raise capital to fund its operations and possible acquisitions.

The Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Purpose and Background of the Increase in Authorized Shares of Common Stock

We currently have 100,000,000 authorized shares of common stock. As of August 15, 2008, we had 82,013,266 shares of common stock issued and outstanding. In addition, (1) a total of 7,229,688 shares of common stock were reserved for future issuance under our stock option plans, and (2) a total of 8,857,100 shares are reserved for issuance upon exercise of outstanding warrants. Assuming exercise or conversion of all available options and outstanding warrants, we would have a total of 98,100,054 shares outstanding. After giving effect to the Reverse Stock Split, our authorized shares would be reduced to 10,000,000 and the number of outstanding shares of our common stock would be reduced to 8,201,326.

The principal purpose of the proposed amendment to increase the authorized shares under the Articles is to authorize additional shares of common stock which will be available to satisfy existing reserve obligations and additional reserve obligations that may arise in the future.  Additionally, the authorization of additional shares of common stock will enhance flexibility in the event our board of directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire other companies or their businesses or assets or to establish strategic relationships with corporate partners.  Our board of directors has no present agreement or arrangement to issue any of the shares for which approval is sought.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders.  However, our Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights.

Purpose and Background of the Authorization of a Class of Preferred Stock

Our Articles do not presently authorize the issuance of shares other than common stock.  Our Board has unanimously approved a resolution amending the Articles to authorize the issuance of up to 2,000,000 shares of preferred stock, commonly referred to as “blank check” preferred stock because the Board has discretion to designate one or more series of the preferred stock with the rights, privileges and preferences of each series to be fixed by the Board from time to time in the future.

The Board’s primary objective in establishing a class of “blank check” preferred stock is to provide maximum flexibility with respect to future financing transactions.  “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions.  In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies.  Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in common stock.  We presently lack the authority to issue preferred stock and, accordingly, are limited to issuing common stock or debt securities to raise capital.  By authorizing a class of “blank check” preferred stock, we would increase our flexibility in structuring transactions.

If the Articles are amended to authorize the issuance of “blank check” preferred stock, the Board would have discretion to establish series of preferred stock and the rights and privileges of each series so established and the holders of our common stock would have no input or right to approve the terms of any such series.

The Company has no present intention to issue any “blank check” preferred stock.

Purpose and Background of the Restatement

In addition to implementing the Reverse Stock Split, the increase in authorized shares of common stock following the Reverse Stock Split and the authorization of a class of preferred stock, the Board has approved the restatement of the Articles, as so amended.  The Articles have been subject to a number of amendments through the years and are currently embodied in those various amendments.  In order to consolidate the Articles in a single instrument, the Board has approved the restatement in whole of the Articles, reflecting all amendments to date (including those herein), to read in full as set forth in Appendix A attached hereto.

Consequences of Approval of the Amendment

Changes to Authorized and Outstanding Shares.  If approved, our authorized and outstanding shares of capital stock will be modified to reflect the Reverse Stock Split, the increase in authorized shares of common and the authorization of a class of preferred stock.  The following table summarizes, as of August 15, 2008, the anticipated changes to our capital stock:

	Current Capital Structure	Proposed Amended Capital Structure
	Common Shares, $0.001 par value	Common Shares, $0.001 par value	Preferred Shares, $0.001 par value
Total authorized shares	100,000,000	20,000,000	2,000,000
Total outstanding shares	82,013,266	8,201,326	0
Warrants outstanding	8,857,100	885,710
Options outstanding	7,229,688	722,969
Fully diluted shares outstanding	98,100,054	9,810,005
Shares available for issuance	1,999,946	10,189,995	2,000,000

The Reverse Stock Split will affect all stockholders of our company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, we will round up the number of shares of stock to be received by the stockholder. The rounding up of fractional shares will not have a material effect of any stockholder’s percentage ownership interest or proportionate voting power.

The Reverse Stock Split will not affect the par value of the common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced to one-tenth of its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

As a result of the Reverse Stock Split, among other things, the number of currently outstanding options and warrants will be decreased proportionately and the exercise price of each will be increased proportionately.  Similarly, the number of shares reserved under our existing option plan will be decreased proportionately.

Potential Anti-Takeover Effect.  The amendment of our Articles as proposed could adversely affect the ability of third parties to takeover or change the control of our company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplated a tender offer or other transaction for the combination of our company with another company.

The ability of our Board to establish the rights of, and to cause our company to issue, substantial amounts of preferred stock without the need for stockholder approval, upon such terms and conditions, and having such rights, privileges and preferences, as our Board may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in control of our company or to dilute the stock ownership of holders of common stock seeking to obtain control of our company. The rights of the holders of common stock will be subject to, and may be adversely affected by, any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of our company. We have no present plans to issue any shares of preferred stock.

Certain Risks Associated With the Amendment

We cannot assure you that the total market capitalization of our common stock after the Reverse Stock Split will be equal to or greater than the total market capitalization before the proposed Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will either exceed or remain higher than the current per share market price.

We cannot assure you that the market price per new share of common stock (the “New Shares”) after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of old shares of common stock (the “Old Shares”) outstanding before the reverse stock split. For example, based on the closing market price of our common stock on August 4, 2008 of $0.055 per share, based on a reverse stock split ratio of one-for-ten, we cannot assure you that the post-split market price of our common stock would be $0.55 per share. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. A decline in the market price for our common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following a reverse stock split.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by our stockholders, the Reverse Stock Split would become effective at such time as the amendment to the Articles, the form of which is attached as Appendix A to this proxy statement, is filed with the Secretary of State of the State of Nevada. Upon the filing of the amendment, all of our existing common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Holladay Stock Transfer, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, we will round up the number of shares to be received by the holder to the next whole number of shares.

No Dissenter’s Rights

Under the Nevada Revised Statutes, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Articles, and we do not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences relating to the Reverse Stock Split as of the date hereof. Except where noted, this summary deals only with a stockholder who is a U.S. holder and holds common stock as a capital asset.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. holder.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as: partnerships, financial institutions; insurance companies; real estate investment trusts; regulated investment companies; grantor trusts; tax-exempt organizations; dealers or traders in securities or currencies; stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or a non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.”

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the Reverse Stock Split.

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the Reverse Stock Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes. We believe that the Reverse Stock Split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-split shares is equal to the fair market value of the pre-split shares surrendered in exchange therefor:
•	A stockholder should not recognize any gain or loss in the Reverse Stock Split.

•	A stockholder’s aggregate tax basis in its shares of post-split shares should be equal to its aggregate tax basis in the pre-split shares exchanged therefor.

•	A stockholder’s holding period for the post-split shares should include the period during which the pre-split shares surrendered in exchange therefor were held.

However, the IRS may take the position that the receipt of additional shares in lieu of fractional shares is a taxable dividend, in which case a stockholder would recognize dividend income equal to the fair market value of the additional fraction of a share received. Stockholders should consult their own tax advisors regarding the tax consequences to them in such case.

The tax consequences of the Reverse Stock Split under state, local and foreign laws are not addressed in this discussion. No opinion of counsel or ruling from the Internal Revenue Service has been or will be sought, and this discussion is not binding on the Internal Revenue Service.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of all outstanding shares of common stock is required for approval of this proposal. An abstention or broker non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES.

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected the firm of Child, Van Wagoner & Bradshaw, PLLC as our registered public accounting firm for fiscal 2008. Child, Van Wagoner & Bradshaw, PLLC has served as our registered public accounting firm since 2006. Although stockholder approval of the Board’s selection of Child, Van Wagoner & Bradshaw, PLLC is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the Board will reconsider its selection of Child, Van Wagoner & Bradshaw, PLLC.

Representatives of Child, Van Wagoner & Bradshaw, PLLC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF CHILD, VAN WAGONER & BRADSHAW, PLLC AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

In considering your vote with respect to the ratification of our selection of Child, Van Wagoner & Bradshaw, PLLC as our registered public accounting firm pursuant to Proposal 3, you should consider the discussion of “Relationship with Independent Registered Public Accounting Firm” and the other discussions contained in this Proxy Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table includes information concerning compensation of our CEO and our CFO, being our only executive officers for the year ended December 31, 2007:

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald Sampson – President, CEO	2007	180,000	—	—	—	180,000
	2006	120,000	112,441	—	—	232,441
Theodor Hennig – CFO	2007	120,000	—	—	—	120,000
	2006	100,000	112,441	—	—	212,441

(1)
All salaries indicated in 2006 and 2007 were accrued and unpaid during 2006 and 2007.  Accrued salary totaling $146,603 owing to Mr. Sampson and $98,655 owing to Mr. Hennig were settled in April 2008 in exchange for the issuance of 4,188,657 shares and 2,818,714 shares of common stock, respectively.

(2)
Represents the dollar amount recognized during fiscal 2007 for financial statement reporting purposes under Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments” with respect to stock option grants.  Refer to Note 9, “Stock Options and Warrants”, in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-KSB filed on May 2, 2008 for the relevant assumptions used to determine the valuation of our option awards. The values reported in this column represent the accounting expense values incurred during the fiscal year and may not be equivalent to the actual value recognized by the named executive officer.

Employment Agreements

We entered into an employment agreement with Donald Sampson, effective as of March 1, 2007 for a period ending February 28, 2009, pursuant to which Mr. Sampson is employed as our President and Chief Executive Officer. Under his employment agreement, Mr. Sampson is entitled to a base salary of $180,000 and a bonus equal to 2% of the EBITDA when it becomes positive, which will be paid quarterly. The employment agreement provides that Mr. Sampson may earn up to one year’s salary if terminated without cause.

We entered into a consulting agreement with Theodor Hennig’s professional corporation pursuant to which Mr. Hennig serves as our Chief Financial Officer. The consulting agreement was effective September 27, 2005 and ran through September 27, 2007. The consulting agreement was extended, effective October 1, 2007, for an additional term of fifteen months. Under the consulting agreement, Mr. Hennig is entitled to a monthly fee of CDN 10,000 plus expenses and an annual bonus equal to 2% of EBITDA.

Base Salary

Compensation of our CEO and CFO is set by employment agreements at such level as the compensation committee believes will motivate leadership and accomplishment and compensate such officers for their efforts and risks taken on in managing an early stage company. The salaries of Mr. Sampson, as CEO, and Mr. Hennig, as CFO, were contractually fixed at $180,000 and $120,000Cdn, respectively, during 2007. Because of the absence of sufficient funding to support salary payments, the stated salaries/consulting fees of Mr. Sampson and Mr. Hennig were accrued during 2006 and 2007 and were settled in part through the issuance of common stock during the first quarter of 2008, with Mr. Sampson receiving 4,188,657 shares of common stock in settlement of $146,603 of salary and Mr. Hennig receiving 2,818,714 shares of common stock in settlement of $98,655 of salary.

Bonus

We do not presently maintain any formal bonus plan for executive officers and employees and no bonuses were given during 2007. The compensation committee may, at its discretion, elect to adopt a formal bonus plan to reward shorter-term performance based on the satisfaction of specific financial and other goals to be established by the compensation committee from time to time. Mr. Sampson and Mr. Hennigs’ contracts call for bonuses in the event that certain EBITDA thresholds are achieved.

Stock Option and Equity Incentive Programs

We intend that our stock option program is the primary vehicle for offering long-term incentives and rewarding executive officers and key employees. We also regard our stock option program as a key retention tool. This is a very important factor in determination of the terms of options granted, including the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of common stock, we believe that granting stock options is the best method of motivating the executive officers to manage our company in a manner that is consistent with the interests of the company and its stockholders.

Option Awards Granted. We grant options to executive officers and key employees at the time of hiring and, thereafter, at such times as the compensation committee deems appropriate based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain long-term goals. However, there is no set formula for the granting of options to individual executives or employees. During 2007, we granted no stock options.

Timing of Grants. Stock option awards to the executive officers and other key employees have, historically, been limited to the commencement of employment and annually thereafter at such time as the compensation committee deems appropriate. The compensation committee has adopted as a policy a specific prohibition of timing stock option grants, and has made no stock option grants, to coordinate with the release of material non-public information in any manner designed to affect the value of executive compensation. The exercise price of all stock options is set at or above the prior day’s closing price of the common stock.

Stock Ownership Guidelines. We do not presently maintain any guidelines or requirements with respect to minimum number, or value, of our shares to be owned by our executive officers or directors.

Perquisites

Our executives are entitled to few benefits and, in each case, those benefits are available to all of our employees.

Post-Employment Compensation

Pension Benefits and other Compensation

We do not provide pension arrangements, post-retirement health coverage or nonqualified defined contribution or other deferred compensation plans for our executives or employees.

Other Post-Employment Payments

We have no agreements, written or oral, to provide any payments to executives or employees upon termination or a change-in-control.

Outstanding Equity Award at Fiscal Year-End

The following table includes certain information with respect to the number of all unexercised options previously awarded to the named executive officers at December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald Sampson - President, CEO	1,350,000	—	—	0.08	04/02/2011	—	—	—	—
Theodor Hennig - CFO	1,350,000	—	—	0.08	04/02/2011	—	—	—	—

DIRECTOR COMPENSATION

We currently do not pay any compensation to our directors other than reimbursing costs related to performing their duties. Directors are granted stock options pursuant to our stock option plan. In connection with the adoption of our 2005 Long Term Performance Plan, during 2005, each of the non-employee directors was granted, on a one-time basis, stock options to purchase 1,000,000 shares of common stock at $0.50. All of those options expired in May 2007.

CORPORATE GOVERNANCE

The Board and Board Meetings

The Board consists of four directors. During the fiscal year ended December 31, 2007, the Board held a total of 5 meetings and the Audit Committee and Compensation Committee each held 1 meeting.  Each director attended at least 75% of the total number of (1) meetings of the Board plus (2) meetings of all committees on which he served.  It is our policy that directors are expected to attend the annual meeting of stockholders.

Board Independence

The Board has determined that Mr. Getty is the sole director qualifying as “independent” as defined by applicable Nasdaq and SEC rules. In making this determination, the board has concluded that Mr. Getty has no relationship that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees

The board currently has, and appoints members to, two standing committees: the audit committee and the compensation committee. The current members of the committees are identified below:

Director	Audit		Compensation
Donald Getty	✓		✓	(Chair)
Donald Sampson	✓	(Chair)	✓
Theodor Hennig	✓		✓

Audit Committee

The Audit Committee operates pursuant to a written charter that was adopted and is filed as an exhibit to our Proxy Statement on Schedule 14A filed with the SEC on July 12, 2005. Under its charter, the Audit Committee is given the sole authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors.

Donald Getty (Chairman), Don Sampson and Theodor Hennig are the members, and during 2007 were the members, of the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is qualified to serve on the Audit Committee based on their financial and accounting acumen. The Board of Directors has determined that none of the members of the Audit Committee meets the SEC criteria of an “audit committee financial expert” and that only Mr. Getty satisfies the independence standards for audit committee members (applying the standards adopted by Nasdaq). At such time as the Board of Directors determines that the size and scope of our operations and our available financial resources warrant such, we expect to seek to add independent directors for appointment to the Audit Committee, including one or more directors satisfying the criteria of an “audit committee financial expert.”

The audit committee met one time during the fiscal year ended December 31, 2007. For more information regarding the audit committee, please refer to the “Report of Audit Committee” beginning on page 15.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving, on behalf of the Board of Directors, the amounts and types of compensation to be paid to our executive officers and the non-employee directors; provides oversight and guidance in the development of compensation and benefit plans for all company employees; and administers all company stock-based compensation plans.

Donald Getty (Chairman) and Donald Sampson are the members, and during 2007 were the members, of the Compensation Committee. The Board of Directors has determined that only Mr. Getty satisfies the independence standards established by Nasdaq.

Nomination of Directors

The Board of Directors does not maintain a standing Nominating Committee. Because of the small size of the Board, the lack of independent directors and the current demands on the directors, the Board determined that the nomination process would best be carried out by drawing upon the resources of all Board members with the requirement that nominees be selected by a majority of the directors.

In assessing potential director nominees, the Board looks for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment, high integrity and demonstrated superior performance or accomplishments in his or her professional undertakings.

The Board may utilize the services of a search firm to help identify candidates for director who meet the qualifications outlined above.

The Board will also consider for nomination as director qualified candidates suggested by stockholders of the company. Stockholders can suggest qualified candidates for nomination as director by writing to our corporate secretary at #700-300 South Fourth Street, Las Vegas, Nevada 89101. Submissions that are received that meet the criteria outlined above are forwarded to the full Board of Directors for further review and consideration.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman, Mr. Getty, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director, with the assistance of our counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Globetech Environmental, Inc. Board of Directors, c/o Corporate Secretary, #700-300 South Fourth Street, Las Vegas, Nevada 89101.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Business Ethics covering all of its officers, directors and employees. We require all employees to adhere to the Code of Business Ethics in addressing legal and ethical issues encountered in conducting their work. The Code of Business Ethics requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our company's best interest.

The Board of Directors has also adopted a separate Code of Business Ethics for the CEO and Senior Financial Officers. This Code of Ethics supplements its general Code of Business Ethics and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

The Code of Business Ethics for the CEO and Senior Financial Officers is filed as an exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2005 and is available for review at the SEC's web site at www.sec.gov.

CERTAIN RELATIONSHIPS

We have, from time to time, entered into transactions with various entities controlled by our current or former principal stockholders, officers and directors.

As a result of limited resources available to our company, during 2006 and 2007, substantially all of the salary and expenses payable to our senior management (Messrs. Sampson and Hennig) was accrued and settled through the issuance of shares of common stock. The following table sets forth the salary and expenses settled in stock during 2006 and 2007, the number of shares issued in settlement of accrued salary and expenses during 2006 and 2007 and the accrued and unpaid salary outstanding at the end of 2006 and 2007.

		Salary and Expenses Settled in Stock During Year (1)	Shares Issued to Settle Salary and Expenses During Year	Salary Accrued and Unpaid at December 31
Don Sampson	2007	$0	0	$276,737
	2006	160,000	2,000,000	146,603
Theo Hennig	2007	0	0	141,972
	2006	77,175	964,688	98,655

(1)
Salary and expenses settled in stock during the year reflects amounts actually settled during the applicable period and does not necessarily reflect salary actually accrued during the stated period. For instance, salary settled during 2006 relates principally to salary accrued during 2005.

Subsequent to December 31, 2007, the accrued salary and expenses owed to Messrs. Sampson and Hennig were settled through the issuance of 4,188,657 and 2,818,714 shares, respectively.

Shares issued in settlement of accrued salary and expenses are issued at or above the market price on the date of issuance.

Amounts owed to stockholders totaled $100,397 at December 31, 2007 and $107,481 at December 31, 2006. All such amounts were repayable on demand with no specific repayment terms. In April 2006, substantially all amounts owed to stockholders, including accrued but unpaid salary and expenses, totaling $735,649 were converted into an aggregate of 7,949,428 shares of common stock. The conversion price of such debt was at or above the market price of the stock on the dates of conversion.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, or “Section 16(a)”, requires that directors, executive officers and persons who own more than ten percent of any registered class of a company’s equity securities, or “reporting persons”, file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Reporting persons holding our stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports, and written representations from such reporting persons, we believe that all filings required to be made by reporting persons of our stock were timely filed for the year ended December 31, 2007 in accordance with Section 16(a).

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Changes and Disagreements with Accountants

On August 17, 2006, we dismissed Robison, Hill & Co. (“RHC”) as our independent certifying accountants. On the same date, we appointed Child, Van Wagoner & Bradshaw, PLLC (“CVWB”) as our new independent certifying accountants.

The decision to dismiss RHC and appoint CVWB was recommended and approved by our audit committee and board of directors.

RHC’s reports on the financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years and any subsequent interim period preceding the dismissal of RHC, there were no disagreements with RHC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of RHC, would have caused RHC to make reference to the subject matter of the disagreement(s) in connection with its report.

During our two most recent fiscal years and any subsequent interim period preceding the dismissal of RHC, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(iv) of Regulation S-B.

Prior to the engagement of CVWB, we did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. We also did not consult with CVWB regarding the type of audit opinion which might be rendered on our financial statements and no oral or written report was provided by CVWB.

We provided RHC with a copy of the disclosures made in response to Item 304(a) of Regulation S-K. We requested that RHC review the disclosure and furnish a letter addressed to the Commission stating whether it agreed with the statements made by us in response to Item 304(a) of Regulation S-B and, if not, stating the respects in which it does not agree. Such letter was filed as an exhibit to our report on Form 8-K relating to the change of auditors.

Report of Audit Committee

The audit committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our registered public accounting firm, Child, Van Wagoner & Bradshaw, PLLC, is responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm to discuss the results of Child, Van Wagoner & Bradshaw, PLLC’s examination, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The audit committee has discussed with Child, Van Wagoner & Bradshaw that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-KSB for the year ended December 31, 2007 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the SEC. The audit committee has recommended to the Board the reappointment of Child, Van Wagoner & Bradshaw, PLLC as our registered public accounting firm for the 2008 fiscal year.

By the Audit Committee of the Board of Directors:

Donald Getty, Audit Committee Chair
Donald Sampson, Audit Committee Member
Theodor Hennig, Audit Committee Member

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees of Child, Van Wagoner & Bradshaw, PLLC, and Robinson, Hill and Company our registered public accounting firms, billed to us for each of the last two fiscal years:

Fee Category	FY 2006	FY 2007
Audit Fees	$37,000	$20,000
Audit-Related Fees	—	—
Tax Fees	193	—
All Other Fees	—	—
Total Fees	$37,193	$20,000

Pre-Approval Policies and Procedures

The Audit Committee is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: Globetech Environmental, Inc., 7716 W. Rutter Parkway, Spokane, WA, 99208, Attention: Secretary or by calling Globetech Environmental, Inc. at (509) 990-6778. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2009 ANNUAL MEETING

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2009 annual meeting of stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 7716 W. Rutter Parkway, Spokane, WA, 99208, no later than April 20, 2009.

Our by-laws also establish an advance notice procedure for stockholders who wish to nominate candidates for election as directors. We must receive a notice regarding stockholder nominations for director at our corporate headquarters not less than 60 days nor more than 90 days prior to the applicable stockholder meeting, provided, however, that in the event we do not publicly announce the date of the applicable annual meeting by mail, press release or otherwise more than 70 days prior to the meeting, we must receive the notice no later than the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination, all as set forth in the amended and restated by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements. We have not publicly announced the date of the 2008 annual meeting prior to the mailing of this notice and proxy statement. Accordingly, an appropriate notice from a stockholder regarding nominations for director to be acted on at the 2008 annual meeting must be received within ten days of this mailing.

By Order of the Board of Directors,
/s/ Donald Sampson Donald Sampson Chairman

August 15, 2008

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

GLOBETECH ENVIRONMENTAL, INC.

Globetech Environmental, Inc. (the “Company”), pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes, adopts this Amended and Restated Articles of Incorporation.  The following Amended and Restated Articles of Incorporation were adopted by the Board of Directors and by a majority of the Stockholders in accordance with the Nevada Revised Statutes.

1.    At a meeting of the Board of Directors of the Company resolutions were duly adopted summarizing a proposed amendment to the Restated Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolutions summarizing the proposed amendment are as follows:

RESOLVED, that the Company amend its Articles of Incorporation, and take such other steps as may be reasonably required, to carry out a 1-for-10 reverse split of its common stock.

RESOLVED, that the Company’s Articles of Incorporation be amended to increase the authorized shares of common stock, to authorize the issuance of shares of “blank check” preferred stock and to reflect certain other revisions.

RESOLVED, that the Articles of Incorporation, as amended herein and as previously amended, be restated to read in full as attached hereto.

RESOLVED, that the amended and restated Articles of Incorporation be submitted to the shareholders of the Company for approval and that the officers of the Company be, and they hereby are, authorized and directed to take all reasonable steps necessary to implement the amendment and restatement of the Articles of Incorporation, including preparing and filing an appropriate Proxy Statement in connection with securing shareholder approval of the amendment and restatement and, upon approval of the same by the shareholders, filing the amendment with the Secretary of State of Nevada.

2.    That, in accordance with the resolutions set forth in paragraph 1 above, the Company’s Articles of Incorporation be amended to give effect to a 1-for-10 reverse stock split of the Company’s common stock, to authorize the issuance of preferred stock and otherwise amend and restate the Articles of Incorporation to read in its entirety as follows:

FIRST: The name of the corporation is Globetech Environmental, Inc.

SECOND: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada General Corporation Law.

THIRD:   The total number of shares of capital stock that the Company is authorized to issue is 22,000,000 shares, consisting of 20,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share. The Company's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

A.    Preferred Stock

The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

1.	The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

a.	The number of shares constituting that series and the distinctive designation of that series;

b.
The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

c.	Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

d.
Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

e.
Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

f.	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

g.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

h.	Any other relative rights, preferences and limitations of that series.

2.
Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on Common Stock with respect to the same dividend period.

3.
If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

4.
Unless otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, no holder of Preferred Stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or series, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for capital stock of any class or series, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any capital stock of any class or series, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

B.    Common Stock

1.
Subject to the prior and superior rights of the Preferred Stock and on the conditions set forth in the foregoing parts of this Article or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

2.
Except as otherwise provided by law, by these Articles of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

3.
Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amount to which they respectively shall be entitled, or a sum sufficient for such payments in assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

FOURTH:  The election of directors need not be by written ballot unless otherwise provided by the By-laws of the Company.

FIFTH:  The Board of Directors of the Company is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the By-laws of the Company, except as such power may be restricted or limited by the Nevada General Corporation Law.

SIXTH:  Anything to the contrary in this Articles of Incorporation notwithstanding, no director or officer shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided, however, that nothing in this paragraph shall eliminate or limit the liability of a director or officer: (i) for any breach of such director's or officer’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 78.300 of the Nevada General  Corporation Law; or (iv) for any transaction from which such director or officer derived an improper personal benefit.  If the Nevada General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

SEVENTH:  The Company shall indemnify, in the manner and to the fullest extent permitted by law, each person (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, by reason of being or having been a director, officer, employee or agent of the Company or being or having served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  The indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances.  The Company may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against such person.  To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Company in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Company to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

EIGHTH:  This Company reserves the right to amend, alter, change, in any manner now or hereafter prescribed by statute, or by these Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned Company has caused this Amended and Restated Articles of Incorporation to be signed by a duly authorized officer this ___ day of _____________ 2008.

GLOBETECH ENVIRONMENTAL, INC.

By:
Name: Donald Sampson
Its: President

GLOBETECH ENVIRONMENTAL, INC.
7716 W. Rutter Parkway
Spokane, WA 99208
Proxy for Annual Meeting of Shareholders
to be held on September 15, 2008

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Donald Sampson and Theodor Hennig, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Globetech Environmental, Inc., a Nevada corporation (the "Company"), on September 15, 2008, at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

(1)	Election of directors:

	☐	FOR ALL NOMINEES LISTED BELOW	☐	WITHHOLD AUTHORITY TO VOTE FOR
		(except as marked to the contrary below)		ALL NOMINEES LISTED BELOW

INSTRUCTION: To withhold authority to vote for any individual nominees, strike a line through the nominee’s name in the list below.

Donald Getty	Donald Sampson	Theodor Hennig	Hans-Eberhardt Frenzel

(2)
Proposal to amend articles of incorporation to carry out a 1-for-10 reverse stock split, increase authorized shares of common stock, authorize a class of preferred stock and restate the articles of incorporation as so amended.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)	Proposal to ratify the appointment of Child, Van Wagoner & Bradshaw, PLLC as the Company's independent certifying accountants.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

☐	GRANT AUTHORITY	☐	WITHHOLD AUTHORITY

 (Continued on other side)

(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3, FOR MANAGEMENT’S NOMINEES FOR DIRECTOR LISTED IN THIS PROXY AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

DATED:____________________________ , 2008 Signature:_______________________________ Signature if held jointly:_____________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE